UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 23, 2013

MEDBOOK WORLD, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                      000- 53850                27-1397396

(State or other jurisdiction of        (Commission            (I.R.S. Employer

 incorporation or organization)        File Number)          Identification No.)

1150 Silverado, Suite 204

        La Jolla, CA                                                92037

  (Address of principal offices)                                 (Zip Code)

        Registrant's telephone number including area code:     (858) 459-1133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

    Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 4.02.       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 8, 2013, the Board of Directors of MedBook World, Inc. (the “Company”), based on the recommendation of management, determined that the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 should no longer be relied upon because an independent registered public accountant has not performed a review, in accordance with generally accepted audit standards of the Public Company Accounting Oversight Board (Unites States), of the included financial statements and accompanying notes.

The Company is filing Amended 10-Qs for the quarters ended March 31, 2013 and June 30, 2013. The Amended 10-Qs state that an independent registered public accountant has not performed a review, in accordance with generally accepted audit standards of the Public Company Accounting Oversight Board (Unites States), of the included financial statements and accompanying notes. We have also labeled the financial statements and accompanying footnote amounts as “unreviewed.”

The Company has stated that its quarterly financial statements for the quarters ended March 31, 2013 and June 30, 2013 were not reviewed because its former independent registered accountant did not respond to quarterly financial information sent to it before the deadlines for filing the Form 10-Qs. The Company has since changed independent registered accountants and believes that its quarterly financial statements will be timely reviewed in the future. Our new independent registered accountant, Kenne Ruan, is currently in the process of auditing our financial statements for the year ended September 30, 2013. The Company intends to file its Annual Report on Form 10-K for the year ended September 30, 2013 with the SEC by December 15, 2013.

The Board of Directors has discussed the matters disclosed in this filing with the Company’s new independent registered public accounting firm, Kenne Ruan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedBook World, Inc.

Date: November 11, 2013

By: /s/ Daniel Masters

   ----------------------------------

   Daniel Masters

   President & Chief Executive Officer